UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35791	80-0882592
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

581 Main Street, Woodbridge, New Jersey	07095
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (732) 499-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

The 2018 Annual Meeting of Stockholders was held on May 23, 2018 (the “Annual Meeting”). The matters considered and voted on by the Company’s stockholders at the Annual Meeting and the votes of stockholders were as follows:
Matter 1. The election of four directors, each for a three-year term with the exception of Patrick E. Scura, Jr. whose term is two years.

NAME	FOR	WITHHELD	BROKER NON-VOTES

Timothy C. Harrison	34,361,631	340,194	7,283,521
Karen J. Kessler	34,394,517	307,308	7,283,521
Patrick L. Ryan	32,855,210	1,846,615	7,283,521
Patrick E. Scura, Jr.	33,934,596	767,229	7,283,521

Matter 2. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
41,282,792	512,901	189,653	—

Matter 3. An advisory (non-binding) resolution to approve the executive compensation described in the Proxy Statement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
32,601,824	1,811,878	288,123	7,283,521

Item 8.01.     Other Events.

On May 23, 2018, the independent directors of the Company’s Board of Directors reappointed Mr. John P. Connors, Jr., the Board’s Chair of the Nominating and Corporate Governance Committee, to serve as Lead Independent Director for a two-year term.

Item 9.01.    Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHFIELD BANCORP, INC.

DATE: May 24, 2018	By:	/s/ William R. Jacobs
William R. Jacobs
Chief Financial Officer
(Principal Financial and Accounting Officer)

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